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                                                                   EXHIBIT 99.10

                      JW CHARLES FINANCIAL SERVICES, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON___________, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned having received notice of the Special Meeting of Shareholders and revoking all prior proxies, hereby appoints MARSHALL T. LEEDS and JOEL E. MARKS, and each of them, attorneys or attorney of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to attend the Special Meeting of Shareholders of JW Charles Financial Services, Inc. (the "Company") to be held at the Company's executive offices, 980 North Federal Highway, Suite 310, Boca Raton, Florida on _________________________, 1998 at 10:00 A.M., Eastern Time, and any
postponement or adjournment thereof, and to vote and act upon the following matter in respect of all shares of common stock of the Company that the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present:

       1. Approval and Adoption of the Amended and Restated Agreement and Plan of Combination: Proposal to approve and adopt the Amended and Restated Agreement and Plan of Combination dated as of March 9, 1998, by and among the Company, JWGenesis Financial Corp. ("JWGenesis"), Genesis Merchant Group Securities, LLC ("Genesis"), and the owners of all of the equity interests in Genesis, and the transactions contemplated thereby, as described in the accompanying Proxy Statement/Prospectus, including the acquisition by JWGenesis of the outstanding shares of the common stock of the Company, pursuant to a statutory share exchange, in exchange for shares of the common stock of JWGenesis on a one-for-one basis.

                      [_]  FOR        [_]  AGAINST    [_]  ABSTAIN

       2. Other Matters: To vote, in the proxies' discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

                      [_]  AUTHORITY GRANTED       [_]   AUTHORITY WITHHELD

                (Continued and to be signed on the other side.)

    The shares represented by this proxy will be voted as directed by the undersigned and as indicated herein. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE ADOPTION AND APPROVAL OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF COMBINATION OR THE DISCRETIONARY AUTHORITY OF THE PROXIES TO VOTE UPON OTHER PROPER BUSINESS, THIS PROXY WILL BE VOTED "FOR" SUCH ADOPTION, AND THE PROXIES IN THEIR DISCRETION, WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

    Attendance of the undersigned at the meeting or at any postponement or adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote such shares in person.


                                    Dated:_____________________________, 1998
                                    BE SURE TO DATE THE PROXY


                                    -----------------------------------------
                                    Signature

                                    IF SHARES ARE HELD BY MORE THAN ONE OWNER,
                                    EACH MUST SIGN.  EXECUTORS, ADMINISTRATORS,
                                    TRUSTEES, GUARDIANS, AND OTHERS SIGNING IN A
                                    REPRESENTATIVE CAPACITY SHOULD GIVE THEIR
                                    FULL TITLES.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN ABOVE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.